Exhibit No. 10.2

MANHATTAN BANCORP

2010 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name:	2010 Equity Incentive Plan

1.  Grant of Option.  Effective                     , 20    , (“Grant Date”), you have been granted [an Incentive Option/a Nonqualified Stock Option] to purchase                          (          ) shares of Manhattan Bancorp common stock (“Shares”) at an Exercise Price of $             per share (“Option”) pursuant to the Manhattan Bancorp 2010 Equity Incentive Plan (the “Plan”).  Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan.  The terms and conditions of the Plan are incorporated herein by this reference.  Subject to the terms and conditions of the Plan, this Option shall become vested and exercisable as follows:

[Insert vesting schedule]

2.  Exercise of Option.  This Option shall be exercisable only with respect to the underlying shares that have become vested by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and tax withholding to the extent applicable.

3.  Acknowledgements.  By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Stock Option Grant and Agreement to [insert contact name and address of the Company], and retain a copy for your records.

For Manhattan Bancorp:

Dated:
[Insert Title]

PARTICIPANT

Dated:
[Insert Title]

EXHIBIT A

2010 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Manhattan Bancorp

2141 Rosecrans Avenue, Suite 1160

El Segundo, California 90245

Attention: Secretary

1.             Effective as of today,                             , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase                        shares of Manhattan Bancorp (the “Company”) common stock (“Shares”), under and pursuant to the Manhattan Bancorp 2010 Equity Incentive Plan (the “Plan”) and the Notice of Stock Option Grant and Agreement (the “Notice and Agreement”) dated                             ,                 .  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.             Representations of the Participant.  The Participant acknowledges that the Participant has received, read and understood the Plan and the Notice and Agreement and agrees to abide by and be bound by their terms and conditions.

3.             Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 4 of the Plan.

4.             Delivery of Payment.  The Participant herewith delivers to the Company the full Exercise Price for the Shares purchased pursuant to this Exercise Notice, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 6(c)(vi) of the Plan.

5.             Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares.  The Participant represents that the Participant has had the opportunity to consult with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

6.             Taxes.  The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  In the case of an Incentive Option, the Participant also agrees, as partial consideration for the designation of the option as an Incentive Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Participant.

7.             Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

8.             Administration and Interpretation.  The Participant hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Board of Directors.  The resolution of such question or dispute by the Board of Directors shall be final and binding on all persons.

9.             Entire Agreement.  The Plan and the Notice and Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.  Nothing in the Plan, the Notice and Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

PARTICIPANT:	MANHATTAN BANCORP

By:

(Signature)	Title:

Address:	Address: